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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-46715, 33-50610, 33-50608, 33-50607, 333-01409, 333-31371, and
333-31369) pertaining to the Employee Stock Purchase Plan and the Employee Stock Option Plan of Informix Corporation of our report dated February 3, 1997, except for paragraphs 1, 2, 3, and 12 (as to which date is November 16, 1997) with respect to the consolidated financial statements and schedule of Informix Corporation, as restated, included in this Annual Report (Form 10-K/A) for the year ended December 31, 1996.

San Jose, California                                       /s/ Ernst & Young LLP
November 16, 1997